EXHIBIT 23.4


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Proffitt's, Inc. on Form S-8 of our report dated April 17, 1997, on our audits of the financial statements and financial statement schedules of G. R. Herberger's, Inc. 401(k) Employee Stock Purchase Plan and Employee Stock Ownership Plan as of December 31, 1996 and 1995, and for the year ended December 31, 1996, which report is included in this Annual Report on Form 11-K.


                                        /s/  Coopers & Lybrand
L.L.P.
                                        COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
May 23, 1997